Exhibit 16

May 18, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

      Re: First Community Corporation

I have been furnished with a copy of the Form 8-K to be filed by the above reference registrant.

I agree with the statements in paragraphs one and two of Item 4.01 of such Form 8-K.

Very truly yours,

/s/ Clifton D. Bodiford, CPA
Clifton D. Bodiford, CPA